UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Inergy Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-1647837
(State of incorporation or organization)	(IRS Employer Identification No.)

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176445

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Inergy Midstream, L.P. (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.		Description

1	—	Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011, as amended (incorporated herein by reference).

2	—	Certificate of Conversion of Inergy Midstream, LLC to Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

3	—	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

4	—	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

5	—	Specimen Unit Certificate for the Common Units (included as Exhibit A to the form of First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

6	—	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

7	—	Form of Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Inergy Midstream, L.P.

By:	NRGM GP, LLC
its general partner

By:	/s/ R. Brooks Sherman, Jr.
Name:	R. Brooks Sherman, Jr.
Title:	Executive Vice President and Chief Financial Officer

Dated: December 12, 2011

INDEX TO EXHIBITS

Exhibit No.		Description
1	—	Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011, as amended (incorporated herein by reference).
2	—	Certificate of Conversion of Inergy Midstream, LLC to Inergy Midstream, L.P. (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).
3	—	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).
4	—	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).
5	—	Specimen Unit Certificate for the Common Units (included as Exhibit A to the form of First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).
6	—	Certificate of Formation of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).
7	—	Form of Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC (incorporated herein by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176445), initially filed with the Securities and Exchange Commission on August 24, 2011).